CUSIP No 38068N108	Page 16 of 16 Pages

Exhibit 1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

STRONGBOW CAPITAL, LTD.

By:	/s/ Raymond A.D. French
Raymond A.D. French
Director

STRONGBOW CAPITAL MANAGEMENT, LTD.

By:	/s/ Raymond A.D. French
Raymond A.D. French
Director

SKY HILL LIMITED

By:	/s/ Raymond J.R. French
Raymond J.R. French
Director

KAPPA ALPHA LTD.

By:	/s/ Raymond J.R. French
Raymond A.D. French
Director

RAYMOND A.D. FRENCH

By:	/s/ Raymond A.D. French

RAYMOND J.R. FRENCH

By:	/s/ Raymond J.R. French

ALYS G.C. FRENCH

By:	/s/ Alys G.C. French